                                                                    EXHIBIT 99.1
                                     PROXY

                         COMMUNITY BANK & TRUST COMPANY

                        SPECIAL MEETING OF SHAREHOLDERS


    The undersigned hereby constitutes and appoints Nagui El-Bayadi, Thomas M. Robbins and Delos R. (Doug) Hall, or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Community Bank & Trust Company, a North Carolina bank ("CB&T") which the undersigned would be entitled to vote if personally present at the Special Meeting of CB&T Shareholders to be held at CB&T's offices at 2 South Main Street, Marion, North Carolina 28752, on September 15, 1998, at 10:00 A.M., Local Time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus, dated August 14, 1998, the receipt of which is acknowledged in the manner specified below.



    1. Merger Agreement. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of June 4, 1998 (the "Merger Agreement"), by and between Carolina First BancShares, Inc. ("Carolina First") and CB&T pursuant to which Carolina First Interim Bank, a North Carolina bank subsidiary of Carolina First, will merge (the "Merger") with and into CB&T; and each share of the $2.50 par value common stock of CB&T ("CB&T Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for shares of $2.50 par value Common Stock of Carolina First ("Carolina First Common Stock"), and related transactions all as more fully described in the accompanying Proxy/Statement Prospectus including the Merger Agreement.


       [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN


    2. Stock Repurchase Programs. To rescind and terminate all previously authorized CB&T stock repurchase programs.


       [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

    3. Other Business. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

                       AUTHORIZED                          NOT AUTHORIZED
       ----------------                    ---------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE.

    Please sign this proxy exactly as your name appears below. When shares are held jointly, any holder may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PURPOSES OF 1 AND 2.


                                                Dated:                    , 1998
                                                      --------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY BANK & TRUST COMPANY, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.